                                                                      EXHIBIT 99

DATE:  MAY 9, 1997         LIDAK PHARMACEUTICALS  CONTACT: Lisa Dawn Katz
                               NEWS RELEASE                Director,
                                                           Communications &
                                                           Investor Relations
                                                           LIDAK Pharmaceuticals
                                                           (619) 558-0364,
                                                           ext. 256

                                                           David H. Katz, M.D.
                                                           President/CEO
                                                           LIDAK Pharmaceuticals
                                                           (619) 450-1538

               LIDAK PHARMACEUTICALS REPORTS ADDITIONAL DATA FROM
               KAPOSI'S SARCOMA TRIAL AT INTERNATIONAL CONFERENCE


     LA JOLLA, CALIFORNIA -- May 9, 1997 -- Today at The Second International Conference on Human Herpes Viruses 6, 7, and 8 in Pisa, Italy, LIDAK Pharmaceuticals (NASDAQ NNM: LDAKA) reported additional data from its clinical trials with the topical formulation of its proprietary drug, n-docosanol (LIDAKOL(R)), in the treatment of cutaneous Kaposi's sarcoma.

     Previously, the Company reported that topical LIDAKOL exhibited promising efficacy in reducing the progression and severity of Kaposi's sarcoma (KS) skin lesions in HIV-1-infected patients. The preliminary results of the study were presented, in Pisa, by Dr. Michael J. Scolaro, the investigator who conducted the pilot study in Los Angeles.

     LIDAK studied the efficacy and safety of n-docosanol 10% cream as a treatment of cutaneous KS lesions in ten HIV-1-infected patients. In the study, twenty-eight KS lesions were evaluated weekly for four weeks for effects of treatment on pigmentation, size and form (i.e. hard, soft, raised, flat, swollen) of the lesions. Topical treatment with n-docosanol 10% cream resulted in a highly significant (p<0.00098) decrease in overall mean lesion size with nearly 20% of lesions diminishing by more than 50%. Nine of the ten patients experienced pronounced lightening of lesion pigmentation within four weeks.

     Pertinent additional results presented by Dr. Scolaro at the Second International Conference on Human Herpes Viruses 6, 7, and 8 were as follows:

     1) By three months after treatment initiation, all ten patients (100%) manifested a decrease in lesion size;

     2) Histological assessments in two of these patients, comparing pre-treatment and post-treatment biopsy specimens, has verified the absence of KS in one instance, and significant regression of the disease in the other.
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May 9, 1997
LIDAK PHARMACEUTICALS REPORTS ADDITIONAL DATA FROM KAPOSI'S
SARCOMA TRIAL AT INTERNATIONAL CONVERENCE
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     3) None of the patients developed any apparent signs of systemic spread of the disease, including oral KS lesions which are generally the first sign of systemic dissemination of the disease.

     Kaposi's sarcoma is a serious AIDS-related disease for which current therapy is unpredictable and unpleasant. Recent studies have revealed a close association between KS and human herpesvirus (HHV)-8. Since n-docosanol inhibits most herpes viruses, including HHV-6, a close relative of HHV-8, LIDAK reasoned that it was prudent to study the efficacy and safety of n-docosanol 10% as a treatment of cutaneous KS lesions. Therefore, these preliminary results suggest a promising role for n-docosanol 10% cream as a first-line therapy in the treatment of HIV-1-associated cutaneous KS lesions.

     LIDAK Pharmaceuticals is developing therapeutic products against virally caused diseases, inflammatory disorders and cancer.



                                     # # #




The information contained in this press release should be reviewed in conjunction with the Company's Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth many risks and uncertainties related to the Company's business, including risks and uncertainties related to drug development and clinical trials.